Exhibit 4.40

This REGISTRATION RIGHTS AGREEMENT (as the same may be amended from time to time in accordance with its terms, the “Agreement”) is made as of [●], 2020, by and among (i) Eros International Plc, an Isle of Man company limited by shares (the “Company”), (ii) each of the Persons set forth on Schedule 1 attached hereto with respect to the A Shares (as defined below) held by such Person, including A Shares to be purchased pursuant to that certain subscription agreement, dated as of April 17, 2020, by and between the Company and each of the purchaser parties thereto, or issuable to such Person upon settlement of the contingent value rights (the “CVRs”) received by such Person pursuant to the Merger Agreement (as defined below), in each case as set forth opposite each such Person’s name on Schedule 1 attached hereto (collectively, together with their Permitted Assignees (as defined herein), the “STX Holders” and each, a “STX Holder”) and (iii) each of the Persons set forth on Schedule 2 attached hereto with respect to the A Shares set forth opposite each such Person’s name on Schedule 2 attached hereto (collectively, the “Original Holders” and each, an “Original Holder”). The STX Holders and the Original Holders, together with their Permitted Assignees, are collectively referred to herein as “Holders” and each, a “Holder”.

WHEREAS, in connection with the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 17, 2020, by and among the Company, England Holdings 2, Inc., a Delaware corporation (“England Holdings 2”), an indirect wholly owned subsidiary of the Company, England Merger Corp., a Delaware corporation and a direct wholly owned subsidiary of England Holdings 2 and indirect wholly owned subsidiary of the Company, and STX Filmworks, Inc., a Delaware corporation, the parties hereto have agreed to enter into this Agreement pursuant to which the Company has agreed to grant the STX Holders and the Original Holders certain registration rights with respect to the Company’s A Shares held by the STX Holders and the Original Holders as more fully set forth herein.

THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement, capitalized terms not otherwise defined herein shall have the meanings ascribed to them below:

“A Shares” means the A Ordinary Shares, par value £0.30 per share, of the Company, and any equity securities issued or issuable in exchange for or with respect to the A Shares by way of a stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization or otherwise.

“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Block Trade” means an offering and/or sale of Registrable Securities by any Holder to one or more financial institutions in an underwritten registered shelf take-down transaction in the form of a bought deal, a block trade or a direct sale that does not include any substantial marketing efforts by the Company or its management prior to pricing.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Initiating Shelf Take-Down Holder” has the meaning set forth in Section 2.1(d)(i).

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Majority Participating Holders” means Participating Holders holding more than 50% of the Registrable Securities proposed to be included in any offering of Registrable Securities by such Participating Holders pursuant to Section 2.2 or Section 2.3.

“Majority STX Holders” means STX Holders holding more than 50% of the STX Securities proposed to be included in the Shelf Registration Statement (as defined below) pursuant to Section 2.1 hereof.

“Participating Holder” means a Holder who shall have properly submitted a written request for inclusion of such Holder’s Registrable Securities in a registration pursuant to Section 2.2 or 2.3 hereof.

“Permitted Assignee” has the meaning set forth in Section 4.8.

“Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity or any governmental or regulatory body or other agency or authority or political subdivision thereof, including any successor, by merger or otherwise, of any of the foregoing.

“Registrable Securities” means (a) A Shares held by the Original Holders as of the date hereof and set forth on Schedule 2 attached hereto, (b) A Shares issued or issuable, directly or indirectly, in exchange for or with respect to the A Shares referenced in clause (a) above, (c) any other A Shares owned or hereafter acquired by the Original Holders and (d) the STX Securities. Any particular Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been transferred by a Holder to any transferee that is not a Permitted Assignee.

“Registration Expenses” means all fees and expenses incurred in connection with the Company’s performance of or compliance with the provisions of Article II, including, without limitation: (a) all registration, listing, qualification and filing fees (including FINRA filing fees), (b) fees and expenses of compliance with state securities or “blue sky” laws (including reasonable counsel fees in connection with the preparation of a blue sky and legal investment survey and FINRA filings), (c) printing and copying expenses, (d) messenger and delivery expenses, (e) expenses incurred in connection with any road show, (f) fees and disbursements of counsel for the Company, (g) with respect to each registration, the reasonable fees and disbursements of one counsel for the Participating Holder(s) selected by the Majority Participating Holders or one counsel for the STX Holders selected by the Majority STX Holders, as applicable, (h) fees and disbursements of independent public accountants, including the expenses of any audit or “comfort” letter, and fees and expenses of other persons, including special experts, retained by the Company, (i) underwriter fees, excluding discounts and commissions, and any other expenses which are customarily borne by the issuer or seller of securities in a public equity offering and (j) all internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shelf Registration” has the meaning set forth in Section 2.1(a).

“Shelf Registration Statement” has the meaning set forth in Section 2.1(a).

“STX Securities” means all A Shares (i) owned by the STX Holders as of the date hereof or (ii) to be received by the STX Holders upon settlement of the CVRs, in each case as set forth on Schedule 1 attached hereto,

“Underwritten Shelf Take-Down” has the meaning set forth in Section 2.1(d)(i).

“Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 2.1(d)(ii).

“Underwritten Shelf Take-Down Request” has the meaning set forth in Section 2.1(d)(i).

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Shelf Registration.

(a)       Shelf Registration. As soon as reasonably practicable after the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), but in any event no later than the 60th day following such Closing, the Company shall prepare and file with the SEC a registration statement on Form F-1 or Form F-3 or an equivalent general registration form then in effect (the “Shelf Registration Statement”) providing for the resale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act by the STX Holders of all STX Securities. If at the time of filing of the Shelf Registration Statement the Company is eligible for use of an Automatic Shelf Registration Statement, then such shelf registration statement shall be filed as an Automatic Shelf Registration Statement. The Shelf Registration Statement described in this Section 2.1(a) shall relate to the offer and sale of the STX Securities by the STX Holders thereof from time to time in accordance with the methods of distribution set forth in the applicable Shelf Registration Statement (hereinafter the “Shelf Registration”). The Company shall use its commercially reasonable efforts to address any comments from the SEC regarding such Shelf Registration Statement. The Shelf Registration Statement shall cover to the extent allowable under the Securities Act and the rules promulgated thereunder, such indeterminate number of additional A Shares resulting from stock splits, stock dividends or similar transactions with respect to the STX Securities. The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective under the Securities Act as promptly as practicable following the initial filing thereof.

(b)       Continued Effectiveness. Except as provided herein, the Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective pursuant to the rules, regulations or instructions under the Securities Act until the earliest of (i) the date as of which all of the STX Securities specified in such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or another Registration Statement filed under the Securities Act, (ii) such shorter period as all of the STX Holders with respect to such Shelf Registration shall agree in writing and (iii) the four-year anniversary of the date of effectiveness of the Shelf Registration Statement.

(c)       Certain Undertakings. Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (i) the Shelf Registration Statement (as of the effective date of such Shelf Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) any related prospectus (including any preliminary prospectus) or Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, as of its date, not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any written information pertaining to any STX Holder and furnished in writing to the Company by or on behalf of such STX Holder specifically for inclusion therein. The Company agrees, to the extent necessary, to supplement or make amendments to each Shelf Registration Statement if required by applicable law, or as may reasonably be requested by any STX Holder.

(d)       Underwritten Shelf Take-Downs.

(i)	An underwritten offering or sale of STX Securities pursuant this Section 2.1 (each, an “Underwritten Shelf Take-Down”) may be initiated by any STX Holder (or STX Holders, as the case may be) (an “Initiating Shelf Take-Down Holder”) that has STX Securities registered for sale on the Shelf Registration Statement with an aggregate value of $20 million or greater (based on the market price of the A Shares as of the date of such request (an “Underwritten Shelf Take-Down Request”)). The Company shall effect such Underwritten Shelf Take-Down as promptly as practicable in accordance with this Agreement and shall amend or supplement the Shelf Registration Statement for such purpose as soon as practicable. No such Initiating Shelf Take-Down Holder shall be required to permit the offer and sale of Registrable Securities by Original Holders in connection with any such Underwritten Shelf Take-Down initiated by such Initiating Shelf Take-Down Holder(s).

(ii)	Promptly upon delivery of such Underwritten Shelf Take-Down Request (but in no event more than two Business Days thereafter), the Company shall promptly deliver a written notice (an “Underwritten Shelf Take-Down Notice”) of such Underwritten Shelf Take-Down to all STX Holders (other than the Initiating Shelf Take-Down Holder(s)), which notice shall state that the material terms of such proposed Underwritten Shelf Take-Down, to the extent known, as well as the identity of the Initiating Shelf Take-Down Holder(s), are available upon request, and the Company shall include in such Underwritten Shelf Take-Down all such STX Securities of such STX Holders for which the Company has received written requests for inclusion therein within three Business Days after the date that such Underwritten Shelf Take-Down Notice has been delivered; provided, that if the managing underwriter or underwriters of any proposed Underwritten Shelf Take-Down informs the Company and the STX Holders that have requested to participate in such Underwritten Shelf Take-Down that, in its or their good faith opinion, the number of securities requested to be included in such registration by the STX Holders exceeds the largest number that can be sold in an orderly manner in such offering within a price range acceptable to the Initiating Shelf Take-Down Holder(s), then the aggregate number of securities to be included in such Underwritten Shelf Take-Down shall be the number of STX Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect on such Underwritten Shelf Take-Down, which number shall be allocated on a pro rata basis based on the relative number of STX Securities so requested to be included by each such STX Holder. The Initiating Shelf Take-Down Holder shall have the right to select the managing underwriter or underwriters to administer such offering; provided, that, in each case, each such underwriter is reasonably satisfactory to the Company; provided further, that, in the case of a Block Trade, any nationally recognized investment banking firm shall be considered satisfactory unless the Company notifies the Initiating Shelf Take-Down Holder of any investment bank that would not be considered reasonably satisfactory prior to the issuance of the Underwritten Shelf Take-Down Notice. No Holder of securities of the Company shall be permitted to include such Holder’s securities in any Underwritten Shelf Take-Down except for STX Holders who timely request, in accordance with this clause (ii), to include STX Securities in such Underwritten Shelf Take-Down. The price, underwriting discount and other financial terms for the STX Securities shall be determined by the Initiating Shelf Take-Down Holder participating in such Underwritten Shelf Take-Down.

(iii)	The Company shall pay all Registration Expenses in connection with the Shelf Registration or any Underwritten Shelf Take-Down, whether or not such Shelf Registration becomes effective or such Underwritten Shelf Take-Down is completed and whether or not all or any portion of the STX Securities originally requested to be included in such Underwritten Shelf Take-Down are ultimately included. Each STX Holder shall be permitted to withdraw all or part of its STX Securities from an Underwritten Shelf Take-Down at any time prior to the execution of the underwriting agreement in connection with such Underwritten Shelf Take-Down. Notwithstanding the foregoing, in connection with any Underwritten Shelf Take-Down, each STX Holder shall pay all underwriting discounts and commissions pro rata in accordance with the number of STX Securities sold in the offering by such STX Holder and transfer taxes, if any, attributable to the sale of such STX Holder’s STX Securities.

(iv)	The Company shall not be obligated to effect more than one Underwritten Shelf Takedown that is not a Block Trade or more than four Block Trades under Section 2.1(d) in any calendar year.

(v)	In the case of any Underwritten Shelf Take-Down, all securities to be included in such Underwritten Shelf Take-Down shall be subject to an underwriting agreement and no STX Holder may participate in such Underwritten Shelf Take-Down unless such STX Holder agrees to sell such STX Holder’s securities on the basis provided therein and completes and executes all reasonable questionnaires, and other documents, including custody agreements and powers of attorney, that must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be necessary to register such STX Holder’s securities.

(e)       Notwithstanding anything else to the contrary herein, to the extent the Company is unable to comply with its obligations under this Section 2.1, Section 2.3 below or Section 2.5 below, in each case in connection with the exercise by a STX Holder of its rights under Section 2.3 below, and such inability is primarily related to any duplicative registration of Registrable Securities on the Shelf Registration Statement and any additional registration statement filed by the Company, such inability to comply will not be deemed to be a breach of or other violation by the Company of any of its obligations under this Agreement.

Section 2.2 Demand Registrations.

(a) (i) Subject to Section 2.2(c), at any time or from time to time after the three-month anniversary of the date hereof, one or more Original Holders shall have the right to require the Company to file a registration statement under the Securities Act covering Registrable Securities with an aggregate value of $20 million or greater (based on the market price of the A Shares as of the date of the Demand Registration Request (as defined below)), by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration by such Original Holders and the intended method of distribution thereof. All such requests by any Original Holder pursuant to this Section 2.2(a)(i) are referred to as “Demand Registration Requests,” the registrations so requested are referred to as “Demand Registrations” and the Original Holders making such demand for registration are referred to as the “Initiating Holders.” As promptly as practicable, but no later than ten days after receipt of a Demand Registration Request, the Company shall give written notice (a “Demand Exercise Notice”) of such Demand Registration Request to all Holders of record of Registrable Securities other than the Initiating Holders.

(ii)       The Company shall, subject to Sections 2.4 and 2.8, include in a Demand Registration (A) the Registrable Securities of the Initiating Holders and (B) the Registrable Securities of any other Holder that shall have made a written request to the Company within the time limits specified below for inclusion in such registration. Any such request from the other Holders must be delivered to the Company within 15 days after the receipt of the Demand Exercise Notice and must specify the maximum number of Registrable Securities intended to be disposed of by such other Holder.

(iii)       The Company, as expeditiously as possible but subject to Section 2.2(c), shall use its commercially reasonable efforts to effect such Demand Registration.

(b)       Registrations under this Section 2.2 shall be on such appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which form shall be selected by the Company.

(c)       The Demand Registration rights granted in Section 2.2(a) to the Original Holders are subject to the following limitations:

(i)       the Company shall not be required to cause a registration pursuant to Section 2.2(a) to be filed within 90 days, or to be declared effective within a period of 180 days, after the effective date of any other registration statement of the Company filed pursuant to the Securities Act;

(ii)       if any registration of Registrable Securities of an Original Holder would require disclosure of information not otherwise then required by law to be publicly disclosed and, in the good faith judgment of the board of directors of the Company, such disclosure is reasonably likely to adversely affect any material financing, acquisition, corporate reorganization or merger or other material transaction or event involving the Company or otherwise have a material adverse effect on the Company (a “Valid Business Reason”), the Company may postpone the filing of or withdraw a registration statement relating to a Demand Registration Request until such Valid Business Reason no longer exists, but in no event shall the Company avail itself of such right for more than 120 days, in the aggregate, in any period of 365 consecutive days (such period of postponement or withdrawal under this clause (ii), the “Postponement Period”); and the Company shall give notice to the Participating Holder(s) of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof; and

(iii)       the Company shall not be obligated to effect more than five Demand Registrations under Section 2.2(a).

If the Company shall give any notice of postponement or withdrawal of any registration statement pursuant to clause (ii) above, the Company shall not register any equity security of the Company during the period of postponement or withdrawal. Each Original Holder agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to clause (ii) above, such Original Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement. If the Company shall have withdrawn or prematurely terminated a registration statement filed under Section 2.2(a)(i), the Company shall not be considered to have effected an effective registration for the purposes of this Agreement until the Company shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If the Company shall give any notice of withdrawal or postponement of a registration statement pursuant to clause (ii) above, at such time as the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event more than 180 days after the date of the postponement or withdrawal), the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with this Section 2.2.

(d)       The Company may, subject to Sections 2.4 and 2.8, elect to include in any registration statement and offering made pursuant to Section 2.2(a), (i) authorized but unissued A Shares or A Shares held by the Company as treasury shares and/or (ii) any other A Shares that are requested to be included in such registration pursuant to the exercise of piggyback rights granted by the Company that are not inconsistent with the rights granted in, or that do not otherwise conflict with the terms of, this Agreement (“Additional Piggyback Rights”); provided, however, that such inclusion shall be permitted only to the extent that it is pursuant to and subject to the terms of the underwriting agreement or arrangements, if any, entered into by the Participating Holders.

(e)       Any Holder may withdraw its Registrable Securities from a Demand Registration at any time. If all such Holders do so, the Company shall cease all efforts to secure registration and such registration nonetheless shall be deemed a Demand Registration for purposes of this Section 2.2 unless (i) the withdrawal is made following withdrawal or postponement of such registration by the Company pursuant to a Valid Business Reason as contemplated by Section 2.2(c)(ii), (ii) the withdrawal is based on the reasonable determination of the Initiating Holders that there has been, since the date of the Demand Registration Request, a material adverse change in the business or prospects of the Company or (iii) the Initiating Holders have paid or reimbursed the Company for all of the reasonable out-of-pocket fees and expenses incurred by the Company in connection with the withdrawn registration.

(f)       A Demand Registration shall not be deemed to have been effected and shall not count as such (i) unless a registration statement with respect thereto has become effective and has remained effective for a period of at least 180 days or such shorter period during which all Registrable Securities covered by such registration statement have been sold or withdrawn, or, if such registration statement relates to an underwritten offering, such longer period as, in the reasonable opinion of counsel for the underwriter(s), is required by law for delivery of a prospectus in connection with the sale of Registrable Securities by an underwriter or dealer, (ii) if, after the registration statement with respect thereto has become effective, it becomes subject to any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason, (iii) if it is withdrawn by the Company pursuant to a Valid Business Reason as contemplated by Section 2.2(c) or (iv) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Demand Registration are not satisfied, other than solely by reason of some act or omission of the Participating Holders.

(g)       In connection with any Demand Registration, the Initiating Holders may designate the lead managing underwriter in connection with such registration and each other managing underwriter for such registration, provided, that, in each case, each such underwriter is reasonably satisfactory to the Company.

Section 2.3 Piggyback Registrations.

(a)       If, at any time, the Company proposes or is required to register any of its equity securities under the Securities Act (other than pursuant to (i) a registration on Form F-4 or Form F-8 or any successor or similar form which is then in effect or (ii) the Shelf Registration Statement under Section 2.1) on a registration statement on Form F-1 or Form F-3 or an equivalent general registration form then in effect, whether or not for its own account, the Company shall give prompt written notice of its intention to do so to each Holder of record of Registrable Securities. Upon the written request of any such Holder, made within 15 days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall, subject to Sections 2.3(b), 2.4 and 2.8, use commercially reasonable efforts to cause all such Registrable Securities to be included in the registration statement with the securities that the Company at the time proposes to register to permit the sale or other disposition by such Holders in accordance with the intended method of distribution thereof of the Registrable Securities to be so registered. No registration of Registrable Securities effected under this Section 2.3(a) shall relieve the Company of its obligations to effect Demand Registrations under Section 2.2, subject to the conditions for a Demand Registration set forth in Section 2.2(c).

(b)       If, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company will give written notice of such determination to each Holder of record of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under Section 2.2 and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

(c)       Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.3 by giving written notice to the Company of its request to withdraw. Such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration. Such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

Section 2.4 Priority in Registrations.

(a)       If any requested registration made pursuant to Section 2.2 involves an underwritten offering and the lead managing underwriter of such offering (the “Manager”) shall advise the Company that, in its view, the number of securities requested to be included in such registration by the Participating Holders or any other persons, including those A Shares to be included in such registration by the Company, exceeds the largest number (the “Section 2.4(a) Sale Number”) that can be sold in an orderly manner in such offering within a price range acceptable to the Majority Participating Holders, the Company shall use commercially reasonable efforts to include in such registration:

(i)       first, all Registrable Securities requested to be included in such registration by the Participating Holders; provided, however, that, if the number of such Registrable Securities exceeds the Section 2.4(a) Sale Number, the number of such Registrable Securities (not to exceed the Section 2.4(a) Sale Number) to be included in such registration shall be allocated on a pro rata basis among all Participating Holders based on the number of Registrable Securities requested to be included by each such Participating Holder in relation to the number of Registrable Securities requested to be included by all Participating Holders;

(ii)       second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.4(a) is less than the Section 2.4(a) Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all holders requesting that securities be included in such registration pursuant to the exercise of Additional Piggyback Rights (“Piggyback Shares”), based on the aggregate number of Piggyback Shares requested to be included by each holder requesting inclusion in relation to the aggregate number of Piggyback Shares requested to be included by all holders requesting inclusion, up to the Section 2.4(a) Sale Number; and

(iii)       third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.4(a) is less than the Section 2.4(a) Sale Number, any securities that the Company proposes to register, up to the Section 2.4(a) Sale Number.

If, as a result of the proration provisions of this Section 2.4(a), any Participating Holder shall not be entitled to include all Registrable Securities in a registration that such Participating Holder has requested be included, such Participating Holder may elect to withdraw its request to include Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (A) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (B) such withdrawal shall be irrevocable and, after making such withdrawal, such Participating Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

(b)       If any registration pursuant to Section 2.3 involves an underwritten offering that was proposed by the Company and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the “Section 2.4(b) Sale Number”) that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:

(i)       first, all A Shares that the Company proposes to register for its own account; and

(ii)       second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.4(b) is less than the Section 2.4(b) Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all holders requesting that Registrable Securities or Piggyback Shares be included in such registration pursuant to the exercise of piggyback rights pursuant to Section 2.3 of this Agreement or Additional Piggyback Rights, based on the aggregate number of Registrable Securities and Piggyback Shares requested to be included by each holder requesting inclusion in relation to the aggregate number of Registrable Securities and Piggyback Shares requested to be included by all holders requesting inclusion, up to the Section 2.4(b) Sale Number.

(c)       If any registration pursuant to Section 2.3 involves an underwritten offering that was proposed by holders of securities of the Company that have the right to require such registration pursuant to an agreement entered into by the Company in accordance with Section 3.3 (“Additional Demand Rights”) and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the “Section 2.4(c) Sale Number”) that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:

(i)       first, all securities requested to be included in such registration by the holders of Additional Demand Rights (“Additional Registrable Securities”); provided, however, that, if the number of such Additional Registrable Securities exceeds the Section 2.4(c) Sale Number, the number of such Additional Registrable Securities (not to exceed the Section 2.4(c) Sale Number) to be included in such registration shall be allocated on a pro rata basis among all holders of Additional Registrable Securities requesting that Additional Registrable Securities be included in such registration, based on the number of Additional Registrable Securities requested to be included by each such holder requesting inclusion in relation to the number of Additional Registrable Securities requested to be included by all of such holders requesting inclusion;

(ii)       second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.4(c) is less than the Section 2.4(c) Sale Number, on a pro rata basis among all holders requesting that Registrable Securities or Piggyback Shares be included in such registration pursuant to the exercise of piggyback rights pursuant to Section 2.3 or Additional Piggyback Rights, based on the aggregate number of Registrable Securities and Piggyback Shares requested to be included by each holder requesting inclusion in relation to the aggregate number of Registrable Securities and Piggyback Shares requested to be included by all holders requesting inclusion, up to the Section 2.4(c) Sale Number; and

(iii)       third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.4(c) is less than the Section 2.4(c) Sale Number, any A Shares that the Company proposes to register for its own account, up to the Section 2.4(c) Sale Number.

Section 2.5 Registration Procedures. Whenever the Company is required by the provisions of this Agreement to use commercially reasonable efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company, as expeditiously as possible, and in each case subject to Section 2.1(e) hereof:

(a)       shall prepare and file with the SEC the requisite registration statement, which shall comply as to form in all material respects with the requirements of the applicable form and shall include all financial statements required by the SEC to be filed therewith, and use commercially reasonable efforts to cause such registration statement to become and remain effective (provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, or any Issuer Free Writing Prospectus related thereto, the Company will furnish to (i) with respect to a registration pursuant to Section 2.2 or 2.3, one counsel for the Participating Holders (selected by the Majority Participating Holders) and to the lead managing underwriter, if any, or (ii) with respect to the Shelf Registration Statement, one counsel for the STX Holders (selected by the Majority STX Holders), copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and comment of such counsel, and the Company shall not file any registration statement or amendment thereto, any prospectus or supplement thereto or any Issuer Free Writing Prospectus related thereto to which such parties shall reasonably object);

(b)       shall prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as any Participating Holder or STX Holder, as applicable, shall reasonably request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition set forth in such registration statement;

(c)       shall furnish, without charge, to each Participating Holder and each underwriter, if any, of the securities covered by such registration statement and to each STX Holder, as applicable, such number of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement, each preliminary prospectus and each Issuer Free Writing Prospectus utilized in connection therewith, all in conformity with the requirements of the Securities Act, and such other documents as such Participating Holder or STX Holder, as applicable, and underwriter reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities or STX Securities owned by such Participating Holder or STX Holder, and shall consent to the use in accordance with all applicable law of each such registration statement, each amendment thereto, each such prospectus, preliminary prospectus or Issuer Free Writing Prospectus by each such Participating Holder and the underwriters, if any, or each STX Holder, as applicable, in connection with the offering and sale of the securities covered by such registration statement or prospectus;

(d)       shall use commercially reasonable efforts to register or qualify the Registrable Securities or STX Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as any Participating Holder, any managing underwriter, if any, or any STX Holder reasonably shall request, and do any and all other acts and things that may be reasonably necessary or advisable to enable such Participating Holder or underwriter, if any, or such STX Holder to consummate the disposition of the securities in such jurisdictions; provided, however, that in no event shall the Company be required to (i) qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 2.5(d), it would not be required to be so qualified, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

(e)       shall promptly notify each Participating Holder and each managing underwriter, if any, or each STX Holder, as applicable:

(i)       when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to the registration statement or any Issuer Free Writing Prospectus has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective;

(ii)       of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information;

(iii)       of the issuance or threatened issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation or threatening of any proceedings for that purpose;

(iv)       of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities or STX Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; and

(v)       of the existence of any fact of which the Company becomes aware which results in the registration statement, the prospectus related thereto, any document incorporated therein by reference, any Issuer Free Writing Prospectus or the information conveyed to any purchaser at the time of sale to such purchaser containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading;

provided, however, that if the notification relates to an event described in clause (v), the Company, subject to the provisions of Section 2.2(c), promptly shall prepare and file with the SEC, and furnish to each seller and each underwriter, if any, a reasonable number of copies of, a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f)       shall comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 90 days after the end of the 12-month period described hereafter), an earnings statement, which need not be audited, covering a period of at least 12 consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(g)       shall use commercially reasonable efforts to cause all securities covered by such registration statement to be authorized to be listed on a national securities exchange if shares of the particular class of securities are at that time, or will be immediately following the offering, listed on such exchange;

(h)       shall provide and cause to be maintained a transfer agent and registrar for all such securities covered by such registration statement not later than the effective date of such registration statement;

(i)       shall enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Majority Participating Holders or the Majority STX Holders, as applicable, shall reasonably request in order to expedite or facilitate the disposition of such securities (it being understood that the applicable holders of the securities that are to be distributed by any underwriters shall be parties to any such underwriting agreement);

(j)       shall use commercially reasonable efforts to obtain an opinion from the Company’s counsel and a “comfort” letter from the Company’s independent public accountants in customary form and covering such matters as are customarily covered by such opinions and “comfort” letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriter, if any;

(k)       shall use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

(l)       shall provide a CUSIP number for all Registrable Securities and STX Securities, not later than the effective date of the applicable registration statement;

(m)       shall make reasonably available its employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters, taking into account the needs of the Company’s businesses and the requirements of the marketing process, in the marketing of Registrable Securities in any underwritten offering;

(n)       shall promptly prior to the filing of any Issuer Free Writing Prospectus, provide copies of such document to counsel for the Participating Holders or the STX Holders, as applicable, and to each managing underwriter, if any, and make the Company’s representatives reasonably available for discussion of such document and make such changes in such document concerning the Participating Holders or the STX Holders, as applicable, prior to the filing thereof as counsel for such Participating Holders, STX Holders or underwriters may reasonably request;

(o)       shall cooperate with the Participating Holders or the STX Holders, as applicable, and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Participating Holders or STX Holders at least three Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;

(p)       shall cooperate with each Participating Holder or STX Holder, as applicable, and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and

(q)       shall take all other reasonable steps necessary to effect the registration and disposition of the Registrable Securities as required hereby.

The Company may require as a condition precedent to the Company’s obligations under this Section 2.5 that each Participating Holder or STX Holder as to which any registration is being effected furnish the Company such information in writing regarding such Participating Holder or STX Holder and the distribution of its Registrable Securities or STX Securities, as applicable, as the Company from time to time reasonably may request. Each Participating Holder or STX Holder agrees that upon receipt of any notice from the Company under Section 2.5(e)(v), such Participating Holder or STX Holder will discontinue its disposition of securities pursuant to the registration statement covering such securities until such Participating Holder’s or STX Holder’s receipt of the copies of the supplemented or amended prospectus. In the event the Company shall give any such notice, the applicable period set forth in Section 2.5(b) shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each Participating Holder or STX Holder shall have received the copies of the supplemented or amended prospectus.

Section 2.6 Automatic Shelf Registration Statements. To the extent the Company is a well-known seasoned issuer as defined in Rule 405 under the Securities Act (a “WKSI”) at the time any Demand Registration Request is submitted to the Company, and such Demand Registration Request requests that the Company file an automatic shelf registration statement as defined in Rule 405 under the Securities Act (an “automatic shelf registration statement”) on Form F-3, the Company shall file an automatic shelf registration statement that covers those Registrable Securities that are requested to be registered. The Company shall use commercially reasonable efforts to remain a WKSI and not become an ineligible issuer (as defined in Rule 405 under the Securities Act) during the period during which such automatic shelf registration statement is required to remain effective. If the Company does not pay the filing fee covering the Registrable Securities at the time the automatic shelf registration statement is filed, the Company shall pay such fee at such time or times as the Registrable Securities are to be sold. If the automatic shelf registration statement has been outstanding for at least three years, at the end of the third year the Company shall refile a new automatic shelf registration statement covering the Registrable Securities. If at any time when the Company is required to re-evaluate its WKSI status, the Company determines that it is not a WKSI, the Company shall use commercially reasonable efforts to refile the shelf registration statement on Form F-3 and, if such form is not available, Form F-1, and keep such registration statement effective during the period during which such registration statement is required to be kept effective hereunder.

Section 2.7 Registration Expenses.

(a)       The Company shall pay all Registration Expenses (i) with respect to any Demand Registration, whether or not it becomes effective or remains effective for the period contemplated by Section 2.5(b), (ii) with respect to any registration effected under Section 2.1 and (iii) with respect to any registration effected under Section 2.3.

(b)       Notwithstanding the foregoing, (i) the provisions of this Section 2.7 shall be deemed amended to the extent necessary to cause these expense provisions to comply with “blue sky” laws of each state in which the offering is made and (ii) in connection with any registration hereunder, each Participating Holder shall pay all underwriting discounts and commissions pro rata in accordance with the number of Registrable Securities sold in the offering by such Participating Holder and transfer taxes, if any, attributable to the sale of such Participating Holder’s Registrable Securities.

Section 2.8 Underwritten Demand Offerings.

(a)       If requested by the underwriters for any underwritten offering by the Original Holders pursuant to a Demand Registration, the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall be satisfactory in form and substance to the Company and the Majority Participating Holders and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type. Any Participating Holder shall be a party to such underwriting agreement and, at its option, may require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Participating Holder for inclusion in the registration statement.

(b)       In the case of a registration pursuant to Section 2.3, if the Company shall have determined to enter into an underwriting agreement in connection therewith, any Registrable Securities to be included in such registration shall be subject to such underwriting agreement. Any Participating Holder may, at its option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Holder.

(c)       In the case of any Demand Registration pursuant to an underwritten offering, or, in the case of a registration under Section 2.3, if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such registration shall be subject to an underwriting agreement and no Person may participate in such registration unless such Person agrees to sell such Person’s securities on the basis provided therein and, subject to the provisions of this Section 2.8, completes and executes all reasonable questionnaires, and other documents, including custody agreements and powers of attorney, that must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be necessary to register such Person’s securities.

Section 2.9 Holdback Agreements. Each Participating Holder, each STX Holder participating in an Underwritten Shelf Take-Down and each other holder of 1% or more of the outstanding A Shares at the time of an offering hereunder that is party hereto agrees, to the extent requested in writing by a managing underwriter, if any, of any registration hereunder, not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any A Shares, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company other than as part of such underwritten public offering during the time period reasonably requested by the managing underwriter, not to exceed (a) 90 days, in the case of an Underwritten Shelf Take-Down that is not a Block Trade or underwritten offering pursuant to Section 2.2 or Section 2.3 or (b) 60 days, in the case of a Block Trade.

Section 2.10 No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

Section 2.11 Indemnification.

(a)       In the event of any registration of any securities of the Company under the Securities Act pursuant to Article II, the Company will, and hereby agrees to, indemnify and hold harmless, to the fullest extent permitted by law, each Participating Holder or STX Holder, as applicable, its directors, officers, Affiliates, (and the directors and officers thereof), and each other Person, if any, who controls such holder within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Losses”), insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact necessary to be stated or necessary in order to make the statements, in light of the circumstances under which they were made, not misleading, in any registration statement under which such securities were registered under the Securities Act, or amendment thereof or supplement thereto, or in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any Issuer Free Writing Prospectus utilized in connection therewith, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Loss as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Loss arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein.

(b)       Each Holder whose Registrable Securities are included in the securities as to which any registration under Article II is being effected shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.11), to the fullest extent permitted by law, the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their respective directors, officers, Affiliates and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such holder specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Loss as such expenses are incurred; provided, however, that the aggregate amount that any such holder shall be required to pay pursuant to this Section 2.11 shall in no case be greater than the amount of the net proceeds received by such holder upon the sale of the securities pursuant to the registration statement giving rise to such claim. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such holder.

(c)       Any Person entitled to indemnification under this Agreement promptly shall notify the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.11, but the failure of any such Person to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.11, except to the extent the indemnifying party is materially prejudiced thereby, and shall not relieve the indemnifying party from any liability that it may have to any such Person otherwise than under this Article II. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party, (ii) if such indemnified party who is a defendant in any action or proceeding that is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party that are not available to the indemnifying party or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties) and the indemnifying party shall be liable for any expenses therefor. Without the written consent of the indemnified party, which consent shall not be unreasonably withheld, no indemnifying party shall effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder, whether or not the indemnified party is an actual or potential party to such action or claim, unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)       If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Section 2.11(a), (b) or (c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.11(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.11(d). The amount paid or payable in respect of any Loss shall be deemed to include any legal or other third party expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Loss. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 2.11(d) to the contrary, no indemnifying party other than the Company shall be required pursuant to this Section 2.11(d) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of securities in the offering to which the losses, claims, damages, expenses or liabilities of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.11(b) and (c).

(e)       The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

ARTICLE III

GENERAL

Section 3.1 Company Filings. The Company covenants that, so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act or, if it is not required to file such reports, upon the request of any Holder it shall make publicly available other information so long as necessary to permit sales of such Registrable Securities in compliance with Rule 144 under the Securities Act, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 3.2 Nominees for Beneficial Owners. If securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the holder of such securities for purposes of any request or other action by any holder or holders pursuant to this Agreement or any determination of any number or percentage of shares constituting securities held by any holder or holders contemplated by this Agreement; provided, that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

Section 3.3 No Inconsistent Agreements. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Amendment and Waiver.

(a)       Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by (i) the Company, (ii) the Original Holders who hold a majority of the Registrable Securities then outstanding and held by the Original Holders and (iii) the STX Holders who hold a majority of the Registrable Securities then outstanding and held by the STX Holders or, in the case of a waiver, by the party or parties against whom the waiver is to be effective, in an instrument specifically designated as an amendment or waiver hereto; provided, however, that a waiver by (i) the Original Holders shall require the consent of Original Holders who hold a majority of the

Registrable Securities then outstanding and held by the Original Holders and (ii) the STX Holders shall require the consent of STX Holders who hold a majority of the Registrable Securities then outstanding and held by the STX Holders; provided further, that any amendment that affects any Holder in a manner that is materially and adversely disproportionate to the impact of such amendment on other Holders (but taking into account any specific differences between the rights of the Original Holders and the rights of the STX Holders provided under this Agreement as in effect on the date hereof) may only be made with the prior written consent of such affected Holder.

(b)       No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

Section 4.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) upon receipt of confirmation of successful transmission if delivered by electronic mail, (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)       if to any Original Holder or STX Holder, to its last known address appearing on the books of the Company maintained for such purpose;

(ii)       if to the Company, to:

Eros International Plc

First Names House

Victoria Road

Douglas

Isle of Man IM2 4DF

British Isles

Attention: Mark Carbeck, Chief Corporate and Strategy Officer

Email: mark.carbeck@erosintl.com

or such other address as the Company or the applicable holder shall have specified to the other party in writing in accordance with this Section 4.2.

Section 4.3 Interpretation. When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. Each of the parties hereto acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 4.4 Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.

Section 4.5 No Third-Party Beneficiaries. Except as provided in Section 2.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 4.6 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York.

Section 4.7 Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in any New York State or federal court, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 4.8 Successors, Assigns and Transferees. The rights and obligations of each party hereto may not be assigned, in whole or in part, without the written consent of the Company; provided, however, that notwithstanding the foregoing, the rights and obligations set forth herein may be assigned, in whole or in part, by any Original Holder or STX Holder to any of its Affiliates, and such transferee shall, with the consent of the transferring holder, be treated as an “Original Holder” or “STX Holder,” as applicable, for all purposes of this Agreement (each Person to whom the rights and obligations are assigned in compliance with this Section 4.8 is a “Permitted Assignee” and all such Persons, collectively, are “Permitted Assignees”); provided, further, that such transferee shall only be admitted as a party hereunder upon its, his or her execution and delivery of a joinder agreement in substantially the form attached as Exhibit A hereto, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto.

Section 4.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York State or federal court, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 4.10 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 4.11 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.12 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 4.13 Facsimile or .pdf Signature. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

Section 4.14 Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

Signature pages follow.

[Signature pages to follow.]

Schedule 1

STX Holders

Name	STX Securities

Schedule 2

Original Holders

Name	Registrable Securities